Exhibit 10.2

AMENDMENT NO. 1 TO PLEDGE AGREEMENT

THIS AMENDMENT NO. 1 TO PLEDGE AGREEMENT (“Amendment No. 1”) dated as of November 21, 2006 is by and among FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California (the “Pledgor”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Pledgee”), for the benefit of Pledgee, and it amends and supplements that certain Pledge Agreement, dated as of August 3, 2006 (as amended to date, and as it may be further amended, restated or  otherwise modified from time to time, the “Pledge Agreement”), by and between Pledgor and Pledgee.

RECITAL

The parties desire to amend and supplement the Pledge Agreement as provided below.

AGREEMENTS

In consideration of the Recital, the promises and agreements set forth in the Pledge Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned in the Pledge Agreement.  All references to the Pledge Agreement contained in the Credit Agreement, the Note, the other Credit Documents and the other agreements, documents and instruments referred to in the Credit Agreement shall, upon fulfillment of the conditions specified in section 3 below, mean the Pledge Agreement as amended by this Amendment No. 1.

2.             Amendment.  The defined term “Pledged Shares” in section 1 of the Pledge Agreement is amended by deleting “Pacific Western National Bank” therein and inserting “Pacific Western Bank” in its place.

3.             Effectiveness of the Amendment.  This Amendment No. 1 shall become effective upon execution and delivery hereof by the parties.

4.             Limited Waiver.  Notwithstanding anything contained in the Pledge Agreement to the contrary, Pledgee consents to (a) the conversion of Pacific Western Bank from a nationally chartered bank to a California state chartered bank under the name of “Pacific Western Bank”, (b) the withdrawal (and filing of notice with the Federal Reserve Bank of San Francisco) by Pacific Western Bank from the Federal Reserve System and becoming a “nonmember” bank, (c) the acquisition by Pledgor of Community Bancorp, (d) the merger of Community National Bank into First National Bank, and (e) the merger of First National Bank into Pacific Western Bank.  Pledgor agrees that except as set forth in the previous sentence, nothing contained herein shall be construed by Pledgor as a waiver by Pledgee of Pledgor’s compliance with each representation, warranty or covenant contained in the Pledge Agreement and that no waiver of any provision of the Pledge Agreement by Pledgee has occurred.  Pledgor further agrees that, except as set forth in the first sentence of this Section 4, nothing contained herein shall impair the right of Pledgor to require strict performance by Pledgee of the Pledge Agreement.

5.             Representations and Warranties.  Pledgor represents and warrants to Pledgee that:

(a)           The execution and delivery of this Amendment No. 1 (a) is within its corporate powers, (b) has been duly authorized by all proper corporate action, (c) has received any and all necessary governmental approvals; and (d) does not and will not contravene or conflict with any provision of law or charter or by-laws of Pledgor or any agreement affecting Pledgor or its property.  This Amendment No. 1 when executed and delivered will be, legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms.

(b)           The representations and warranties contained in the Pledge Agreement are correct and complete as of the date of this Amendment No. 1, and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Default under the Pledge Agreement.

6.             Miscellaneous.

(a)           Expenses and Fees. Pledgor agrees to pay on demand all out-of-pocket costs and expenses paid or incurred by Pledgee in connection with the negotiation, preparation, execution and delivery of this Amendment No. 1, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Pledgor’s counsel.

(b)           Amendments and Waivers.  This Amendment No. 1 may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c)           Headings.  The headings in this Amendment No. 1 are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment No. 1.

(d)           Affirmation.  Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment No. 1 remains in full force and effect in accordance with its terms.

(e)           Counterparts.  This Amendment No. 1 may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST COMMUNITY BANCORP

By:	/s/ Victor R. Santoro
Victor R. Santoro, Executive Vice President
and Chief Financial Officer

Address for notices:

10250 Constellation Blvd., Suite 1640
Los Angeles, CA 90067
Attention: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jon B. Beggs
Jon B. Beggs, Vice President

Address:	777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention:	Jon B. Beggs, Vice President

Signature Page to Amendment No. 1 to Pledge Agreement